NUVEEN INSURED CALIFORNIA TAX-FREE ADVANTAGE MUNICIPAL FUND

CERTIFICATE OF AMENDMENT

to

DECLARATION OF TRUST

The Trustees of Nuveen Insured California Tax-Free Advantage Municipal Fund (the “Trust”), a Massachusetts business trust, to resolve an ambiguity, in accordance with Article XIII, Section 4 of the Declaration of Trust of the Trust, do hereby amend the Declaration of Trust as of this 17th day of July, 2008 as follows:

Article IX, Section 1 of the Declaration of Trust is hereby amended by adding the following to the end of Section 1:

For purposes of this Section 1, the term “recapitalization” shall not mean, without limitation, the issuance or redemption of Preferred Shares pursuant to the terms of this Declaration or the Statement adopted with respect to such Preferred Shares, whether or not in conjunction with the issuance, retirement or redemption of other securities or indebtedness of the Trust.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this instrument as of this 17th day of July 2008.

/s/ John P. Amboian	/s/ Robert P. Bremner
John P. Amboian, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Robert P. Bremner as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	William C. Hunter, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ David J. Kundert	/s/ William J. Schneider
David J. Kundert, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	William J. Schneider, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Carole E. Stone, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

/s/ Terence J. Toth
Terence J. Toth, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

Then personally appeared the above-named persons who are known to me to be Trustees of the Trust whose names and signatures are affixed to the foregoing instrument and who acknowledged the same to be their free act and deed, before me this 17th day of July 2008.

/s/ Virginia L. Corcoran
Notary Public My Commission Expires: 10/27/09